Exhibit 99.1

Yum China Reports Second Quarter Results

Record Second Quarter Revenue Led by Same-store Transaction Growth and New Unit Growth

Improved OP Margin and Achieved Record Second Quarter Operating Profit

Operating Profit Grew 4%, Core Operating Profit1 Grew 12%, Diluted EPS Grew 17%

Record First Half Openings of 779 Net New Stores and Cash Returns to Shareholders of Nearly $1 Billion

Shanghai, China (August 5, 2024) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the second quarter ended June 30, 2024.

Second Quarter Highlights

•
Total system sales grew 4% year over year ("YoY"), excluding foreign currency translation (“F/X”), on top of last year’s high base. The growth was primarily attributable to 8% of net new unit contribution.2
•
Total store count reached 15,423 as of June 30, 2024, including 10,931 KFC stores and 3,504 Pizza Hut stores. The Company opened 401 net new stores in the quarter. 99 net new stores, or 25%, were opened by franchisees.
•
Total revenues increased 1% YoY to $2.68 billion, a record-high for the second quarter. Excluding F/X, total revenues would have been $85 million higher, or a 4% increase YoY.
•
Same-store sales reached 96% of the prior year's level. Same-store transactions grew 4% YoY.
•
Operating profit grew 4% YoY to $266 million, a record level for the second quarter. Excluding F/X, operating profit would have been $9 million higher, or a 7% increase YoY. Core operating profit1 grew 12% YoY to $275 million.
•
OP Margin3 was 9.9%, an increase of 20 basis points YoY, supported by resilient restaurant margins and savings in G&A expenses.
•
Restaurant margin was 15.5%. Excluding $12 million in items affecting comparability, restaurant margin was approximately the same as the second quarter last year. Improvement in operational efficiencies supported margin stability.
•
Diluted EPS increased 17% YoY to $0.55, a record level for the second quarter, or up 19% YoY excluding F/X.
•
Delivery sales grew 11% YoY, maintaining the double-digit growth Yum China has carried over the past decade. Delivery contributed approximately 38% of KFC and Pizza Hut's Company sales.
•
Digital sales4 reached $2.2 billion, with digital ordering accounting for approximately 90% of total Company sales.
•
Total membership of KFC and Pizza Hut exceeded 495 million. Member sales accounted for over 65% of KFC and Pizza Hut’s system sales in aggregate.
•
Yum China returned $249 million to shareholders in the second quarter through share repurchases and cash dividends. Year to date, the Company has returned nearly $1 billion to shareholders, exceeding its full-year 2023 returns.

Joey Wat, CEO of Yum China, commented, “We achieved our most profitable second quarter since the spin-off, with core operating profit growing by 12% despite challenging industry dynamics. Our sharp focus on value-for-money and innovative new products worked well, driving robust same-store transaction growth. We took proactive actions to improve operational efficiency, stabilizing restaurant margin and expanding OP margin year over year.”

Wat added, “By reducing the complexity of menus and operations, and harnessing the power of automation and AI, we improved operational efficiency. These measures gave us the flexibility to invest in menu innovation and compete on value. KFC has successfully gained market share on delivery platforms by expanding its price range and lowering delivery fees. Pizza Hut attracted value-conscious customers with its entry-price pizzas and solo diners with its Pizza Dough Burger. Our business model breakthroughs enabled us to broaden our addressable market and capture more customer occasions. Our side-by-side KCOFFEE cafe and Pizza Hut WOW store model delivered incremental sales and showed great future potential. Our new stores maintained good returns, with a consistent payback period of 2 years for KFC and an improved level of 2 to 3 years for Pizza Hut. With our industry-leading capabilities and scale, we are turning challenges to our competitive advantage. We believe that we are well positioned to capture the long-term growth opportunities in China and, ultimately, create enduring value for our shareholders.”

1 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Please refer to "Reconciliation of Reported GAAP Results to Non-GAAP Measures" included in the accompanying tables of this release for further details.

2 Net new unit contribution refers to sales contribution from net new stores.

3 OP margin refers to operating profit as a percentage of total revenues.

4 Digital sales refer to sales at Company-owned stores where orderings were placed digitally.

Key Financial Results

	Second Quarter				Year to Date Ended 6/30
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
System Sales Growth (5) (%)	4	32	NM	NM	5	24	NM	NM
Same-Store Sales Growth (5) (%)	(4)	15	NM	NM	(3)	11	NM	NM
Operating Profit ($mn)	266	257	+4	+7	640	673	(5)	—
Adjusted Operating Profit (6) ($mn)	266	259	+3	+6	640	678	(6)	(1)
Core Operating Profit (6) (7) ($mn)	275	247	NM	+12	671	639	NM	+5
OP Margin (%)	9.9	9.7	+0.2	+0.2	11.4	12.1	(0.7)	(0.7)
Core OP Margin (6) (8) (%)	10.0	9.3	NM	+0.7	11.4	11.5	NM	(0.1)
Net Income ($mn)	212	197	+8	+11	499	486	+3	+7
Adjusted Net Income (6) ($mn)	212	199	+7	+10	499	491	+2	+6
Diluted Earnings Per Common Share ($)	0.55	0.47	+17	+19	1.26	1.15	+10	+14
Adjusted Diluted Earnings Per Common Share (6) ($)	0.55	0.47	+17	+19	1.26	1.16	+9	+13

5 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

6 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

7 Current period amounts are derived by translating results at average exchange rates of the prior year period.

8 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

KFC

	Second Quarter				Year to Date Ended 6/30
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	10,931	9,562	+14	NM	10,931	9,562	+14	NM
System Sales Growth (%)	5	32	NM	NM	6	24	NM	NM
Same-Store Sales Growth (%)	(3)	15	NM	NM	(3)	11	NM	NM
Total Revenues ($mn)	2,014	1,984	+2	+5	4,244	4,182	+2	+6
Operating Profit ($mn)	264	273	(3)	—	636	693	(8)	(4)
Core Operating Profit ($mn)	273	263	NM	+4	665	659	NM	+1
Restaurant Margin (%)	16.2	17.3	(1.1)	(1.1)	17.8	19.9	(2.1)	(2.1)
•
System sales for KFC grew 5% YoY for the quarter, on top of high base last year, primarily driven by net new unit contribution of 8%.
•
KFC opened 328 net new stores during the quarter. 74 net new stores, or 23%, were opened by franchisees. Total store count reached 10,931 as of June 30, 2024.
•
Operating profit was $264 million. Core operating profit was $273 million for the quarter, up 4% YoY.
•
Restaurant margin was 16.2% for the quarter. Excluding items affecting comparability, restaurant margin decreased by 60 basis points against a strong comparison in the second quarter of 2023, primarily due to increased value-for-money offerings to drive traffic and wage inflation, partially offset by favorable commodity prices and improved operational efficiency.
•
Delivery sales grew 12% YoY, contributing approximately 38% of KFC’s Company sales for the quarter. Off-premises dining accounted for approximately 67% of KFC's Company sales.

Pizza Hut

	Second Quarter				Year to Date Ended 6/30
			%/ppts Change				%/ppts Change
	2024	2023	Reported	Ex F/X	2024	2023	Reported	Ex F/X
Restaurants	3,504	3,072	+14	NM	3,504	3,072	+14	NM
System Sales Growth (%)	1	30	NM	NM	3	23	NM	NM
Same-Store Sales Growth (%)	(8)	13	NM	NM	(7)	10	NM	NM
Total Revenues ($mn)	540	554	(2)	+1	1,135	1,151	(1)	+3
Operating Profit ($mn)	40	35	+13	+18	87	90	(4)	+1
Core Operating Profit ($mn)	41	34	NM	+23	91	86	NM	+8
Restaurant Margin (%)	13.2	12.4	+0.8	+0.8	12.8	13.3	(0.5)	(0.5)
•
System sales for Pizza Hut grew 1% YoY for the quarter, on top of high base last year, primarily driven by net new unit contribution of 8%.
•
Pizza Hut opened 79 net new stores during the quarter. Total store count reached 3,504 as of June 30, 2024.
•
Operating profit grew 13% YoY to $40 million, a record level for the second quarter. Core operating profit was $41 million, up 23% YoY.
•
Restaurant margin was 13.2% for the quarter. Excluding items affecting comparability, restaurant margin was up 110 basis points YoY. Higher operational efficiency offset the impact of increased value-for-money offerings and wage inflation, resulting in an increased margin.
•
Delivery sales grew 6%, contributing approximately 38% of Pizza Hut’s Company sales for the quarter. Off-premises dining accounted for approximately 48% of Pizza Hut's Company sales.

Returns to Shareholders

•
Yum China repurchased 5.1 million shares of common stock for $187 million in the quarter. As of June 30, 2024, $666 million remained available for future share repurchases under the current authorization program.
•
Yum China's board of directors declared a cash dividend of $0.16 per share on Yum China’s common stock, payable on September 17, 2024 to shareholders of record as of the close of business on August 27, 2024.
•
In the first half of 2024, the Company returned a record $994 million to shareholders, including buying back 21.7 million shares of common stock, which is equivalent to over 5% of its outstanding shares as of December 31, 2023.

Outlook

The Company’s targets for the 2024 fiscal year remain unchanged from the prior period's disclosures.

•
Open approximately 1,500 to 1,700 net new stores.
•
Make capital expenditures in the range of approximately $700 million to $850 million.
•
Return a Company record-setting $1.5 billion to shareholders through quarterly cash dividends and share repurchases.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 8:00 p.m. U.S. Eastern Time on Monday, August 5, 2024 (8:00 a.m. Beijing/Hong Kong Time on Tuesday, August 6, 2024).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/qibtjiz2.

To join by phone, please register in advance of the conference through the link provided below. Upon registering, you will be provided with participant dial-in numbers, a passcode and a unique access PIN.

Pre-registration link: https://s1.c-conf.com/diamondpass/10039799-9htky1.html

A replay of the conference call will be available one hour after the call ends until Tuesday, August 13, 2024 and may be accessed by phone at the following numbers:

U.S.:	1 855 883 1031
Mainland China:	400 1209 216
Hong Kong:	800 930 639
U.K.:	0800 031 4295

Replay PIN:	10039799

Additionally, this earnings release, the accompanying slides, as well as the live and archived webcast of this conference call will be available at Yum China’s Investor Relations website at http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “2024 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, capital expenditures, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, pace of recovery of Yum China's business, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q). In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company has approximately 400,000 employees and operates over 15,000 restaurants under six brands across more than 2,100 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 8288 / +852 2267 5807 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2024	6/30/2023	B/(W)		6/30/2024	6/30/2023	B/(W)
Revenues
Company sales	$2,528	$2,517	—		$5,322	$5,289	1
Franchise fees and income	22	21	—		47	46	1
Revenues from transactions with franchisees	96	89	8		203	182	11
Other revenues	33	27	20		65	54	19
Total revenues	2,679	2,654	1		5,637	5,571	1
Costs and Expenses, Net
Company restaurants
Food and paper	797	773	(3)		1,693	1,608	(5)
Payroll and employee benefits	666	665	—		1,374	1,348	(2)
Occupancy and other operating expenses	674	675	—		1,371	1,366	—
Company restaurant expenses	2,137	2,113	(1)		4,438	4,322	(3)
General and administrative expenses	133	153	13		273	316	14
Franchise expenses	9	9	(6)		19	19	(3)
Expenses for transactions with franchisees	92	84	(8)		196	175	(11)
Other operating costs and expenses	29	24	(22)		58	48	(21)
Closures and impairment expenses, net	13	14	13		14	17	18
Other (income) expenses, net	—	—	NM		(1)	1	NM
Total costs and expenses, net	2,413	2,397	(1)		4,997	4,898	(2)
Operating Profit	266	257	4		640	673	(5)
Interest income, net	31	40	(21)		69	78	(11)
Investment gain (loss)	8	(11)	NM		16	(28)	NM
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	305	286	7		725	723	—
Income tax provision	(77)	(71)	(9)		(190)	(196)	3
Equity in net earnings (losses) from equity method investments	—	(1)	47		—	—	8
Net income – including noncontrolling interests	228	214	7		535	527	2
Net income – noncontrolling interests	16	17	5		36	41	12
Net Income – Yum China Holdings, Inc.	$212	$197	8		$499	$486	3
Effective tax rate	25.2%	24.7%	(0.5)	ppts.	26.2%	27.0%	0.8	ppts.

Basic Earnings Per Common Share	$0.55	$0.47			$1.27	$1.16
Weighted-average shares outstanding (in millions)	389	418			395	418

Diluted Earnings Per Common Share	$0.55	$0.47			$1.26	$1.15
Weighted-average shares outstanding (in millions)	391	422			397	423

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.5	30.7	(0.8)	ppts.	31.8	30.4	(1.4)	ppts.
Payroll and employee benefits	26.3	26.4	0.1	ppts.	25.8	25.5	(0.3)	ppts.
Occupancy and other operating expenses	26.7	26.8	0.1	ppts.	25.8	25.8	—	ppts.
Restaurant margin	15.5%	16.1%	(0.6)	ppts.	16.6%	18.3%	(1.7)	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2024	6/30/2023	B/(W)		6/30/2024	6/30/2023	B/(W)
Revenues
Company sales	$1,983	$1,954	1		$4,176	$4,120	1
Franchise fees and income	16	15	7		34	32	7
Revenues from transactions with franchisees	12	11	22		26	21	26
Other revenues	3	4	(21)		8	9	(14)
Total revenues	2,014	1,984	2		4,244	4,182	2
Costs and Expenses, Net
Company restaurants
Food and paper	626	602	(4)		1,320	1,248	(6)
Payroll and employee benefits	513	498	(3)		1,055	1,010	(4)
Occupancy and other operating expenses	524	516	(1)		1,059	1,043	(2)
Company restaurant expenses	1,663	1,616	(3)		3,434	3,301	(4)
General and administrative expenses	60	67	10		121	135	10
Franchise expenses	8	7	(5)		17	16	(3)
Expenses for transactions with franchisees	11	9	(18)		23	18	(22)
Other operating costs and expenses	2	4	32		6	8	18
Closures and impairment expenses, net	6	8	14		7	9	14
Other expenses, net	—	—	5		—	2	89
Total costs and expenses, net	1,750	1,711	(2)		3,608	3,489	(3)
Operating Profit	$264	$273	(3)		$636	$693	(8)
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.6	30.8	(0.8)	ppts.	31.6	30.3	(1.3)	ppts.
Payroll and employee benefits	25.9	25.5	(0.4)	ppts.	25.3	24.5	(0.8)	ppts.
Occupancy and other operating expenses	26.3	26.4	0.1	ppts.	25.3	25.3	—	ppts.
Restaurant margin	16.2%	17.3%	(1.1)	ppts.	17.8%	19.9%	(2.1)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2024	6/30/2023	B/(W)		6/30/2024	6/30/2023	B/(W)
Revenues
Company sales	$530	$546	(3)		$1,117	$1,137	(2)
Franchise fees and income	2	2	4		4	4	2
Revenues from transactions with franchisees	1	1	6		2	2	(1)
Other revenues	7	5	36		12	8	55
Total revenues	540	554	(2)		1,135	1,151	(1)
Costs and Expenses, Net
Company restaurants
Food and paper	167	166	(1)		365	350	(4)
Payroll and employee benefits	150	162	8		312	329	5
Occupancy and other operating expenses	143	151	5		297	307	3
Company restaurant expenses	460	479	4		974	986	1
General and administrative expenses	27	30	9		54	59	8
Franchise expenses	1	1	(5)		2	2	(1)
Expenses for transactions with franchisees	1	1	4		2	2	7
Other operating costs and expenses	6	4	(46)		11	7	(68)
Closures and impairment expenses, net	5	4	(6)		5	5	1
Total costs and expenses, net	500	519	4		1,048	1,061	1
Operating Profit	$40	$35	13		$87	$90	(4)
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.6	30.3	(1.3)	ppts.	32.7	30.8	(1.9)	ppts.
Payroll and employee benefits	28.3	29.7	1.4	ppts.	27.9	28.9	1.0	ppts.
Occupancy and other operating expenses	26.9	27.6	0.7	ppts.	26.6	27.0	0.4	ppts.
Restaurant margin	13.2%	12.4%	0.8	ppts.	12.8%	13.3%	(0.5)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	6/30/2024	12/31/2023
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,043	$1,128
Short-term investments	1,434	1,472
Accounts receivable, net	74	68
Inventories, net	362	424
Prepaid expenses and other current assets	368	339
Total Current Assets	3,281	3,431
Property, plant and equipment, net	2,314	2,310
Operating lease right-of-use assets	2,151	2,217
Goodwill	1,888	1,932
Intangible assets, net	146	150
Long-term bank deposits and notes	1,051	1,265
Equity investments	343	332
Deferred income tax assets	132	129
Other assets	262	265
Total Assets	11,568	12,031

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	2,149	2,164
Short-term borrowings	416	168
Income taxes payable	113	90
Total Current Liabilities	2,678	2,422
Non-current operating lease liabilities	1,827	1,899
Non-current finance lease liabilities	46	44
Deferred income tax liabilities	386	390
Other liabilities	149	157
Total Liabilities	5,086	4,912

Redeemable Noncontrolling Interest	13	13

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 387 million shares and 407 million shares issued at June 30, 2024 and December 31, 2023, respectively; 386 million shares and 407 million shares outstanding at June 30, 2024 and December 31, 2023, respectively.	4	4
Treasury stock	(17)	—
Additional paid-in capital	4,103	4,320
Retained earnings	2,048	2,310
Accumulated other comprehensive loss	(326)	(229)
Total Yum China Holdings, Inc. Stockholders' Equity	5,812	6,405
Noncontrolling interests	657	701
Total Equity	6,469	7,106
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$11,568	$12,031

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year to Date Ended
	6/30/2024	6/30/2023
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$535	$527
Depreciation and amortization	235	228
Non-cash operating lease cost	203	202
Closures and impairment expenses	14	17
Investment (gain) loss	(16)	28
Equity in net (earnings) losses from equity method investments	—	—
Distributions of income received from equity method investments	7	8
Deferred income taxes	(2)	13
Share-based compensation expense	23	29
Changes in accounts receivable	(5)	2
Changes in inventories	52	1
Changes in prepaid expenses, other current assets and value-added tax assets	(28)	19
Changes in accounts payable and other current liabilities	27	54
Changes in income taxes payable	25	25
Changes in non-current operating lease liabilities	(206)	(193)
Other, net	(21)	(36)
Net Cash Provided by Operating Activities	843	924
Cash Flows – Investing Activities
Capital spending	(358)	(332)
Purchases of short-term investments, long-term bank deposits and notes	(1,479)	(2,172)
Maturities of short-term investments, long-term bank deposits and notes	1,702	1,904
Other, net	3	2
Net Cash Used in Investing Activities	(132)	(598)
Cash Flows – Financing Activities
Proceeds from short-term borrowings	307	—
Repayment of short-term borrowings	(52)	—
Repurchase of shares of common stock	(869)	(122)
Cash dividends paid on common stock	(126)	(108)
Dividends paid to noncontrolling interests	(28)	(28)
Contributions from noncontrolling interests	—	35
Payment of acquisition related holdback	—	(3)
Other, net	(17)	(4)
Net Cash Used in Financing Activities	(785)	(230)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	(11)	(37)
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(85)	59
Cash, Cash Equivalents, and Restricted Cash - Beginning of Period	1,128	1,130
Cash, Cash Equivalents, and Restricted Cash - End of Period	$1,043	$1,189

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2023	New Builds	Closures	Acquired	6/30/2024
Company-owned	9,237	614	(112)	1	9,740
Franchisees	1,059	144	(11)	(1)	1,191
Total	10,296	758	(123)	—	10,931

Pizza Hut

	12/31/2023	New Builds	Closures	6/30/2024
Company-owned	3,155	246	(60)	3,341
Franchisees	157	10	(4)	163
Total	3,312	256	(64)	3,504

Others

	12/31/2023	New Builds	Closures	6/30/2024
Company-owned	256	10	(69)	197
Franchisees	780	51	(40)	791
Total	1,036	61	(109)	988

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended		Year to Date Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023

Non-GAAP Reconciliations

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$266	$257	$640	$673
Special Items, Operating Profit	—	(2)	—	(5)
Adjusted Operating Profit	$266	$259	$640	$678
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$212	$197	$499	$486
Special Items, Net Income –Yum China Holdings, Inc.	—	(2)	—	(5)
Adjusted Net Income – Yum China Holdings, Inc.	$212	$199	$499	$491
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.55	$0.47	$1.27	$1.16
Special Items, Basic Earnings Per Common Share	—	—	—	(0.01)
Adjusted Basic Earnings Per Common Share	$0.55	$0.47	$1.27	$1.17
Diluted Earnings Per Common Share	$0.55	$0.47	$1.26	$1.15
Special Items, Diluted Earnings Per Common Share	—	—	—	(0.01)
Adjusted Diluted Earnings Per Common Share	$0.55	$0.47	$1.26	$1.16
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	25.2%	24.7%	26.2%	27.0%
Impact on effective tax rate as a result of Special Items	—%	0.1%	—%	0.1%
Adjusted effective tax rate	25.2%	24.6%	26.2%	26.9%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended		Year to Date Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	$212	$197	$499	$486
Net income – noncontrolling interests	16	17	36	41
Equity in net (earnings) losses from equity method investments	—	1	—	—
Income tax provision	77	71	190	196
Interest income, net	(31)	(40)	(69)	(78)
Investment (gain) loss	(8)	11	(16)	28
Operating Profit	266	257	640	673
Special Items, Operating Profit	—	2	—	5
Adjusted Operating Profit	266	259	640	678
Depreciation and amortization	118	112	235	228
Store impairment charges	15	17	19	21
Adjusted EBITDA	$399	$388	$894	$927

Details of Special Items are presented below:

	Quarter Ended		Year to Date Ended
	6/30/2024	6/30/2023	6/30/2024	6/30/2023

Share-based compensation expense for Partner PSU Awards(1)	$—	$(2)	$—	$(5)
Special Items, Operating Profit	—	(2)	—	(5)
Tax effect on Special Items(2)	—	—	—	—
Special Items, net income – including noncontrolling interests	—	(2)	—	(5)
Special Items, net income – noncontrolling interests	—	—	—	—
Special Items, Net Income –Yum China Holdings, Inc.	$—	$(2)	$—	$(5)
Weighted-average Diluted Shares Outstanding (in millions)	391	422	397	423
Special Items, Diluted Earnings Per Common Share	$—	$—	$—	$(0.01)

(1)
In February 2020, the Company granted Partner PSU Awards to select employees who were deemed critical to the Company’s execution of its strategic operating plan. These PSU awards will only vest if threshold performance goals are achieved over a four-year performance period, with the payout ranging from 0% to 200% of the target number of shares subject to the PSU awards. These awards vested as of December 31, 2023 with a payout in the first quarter of 2024. Partner PSU Awards were granted to address increased competition for executive talent, motivate transformational performance and encourage management retention. Given the unique nature of these grants, the Compensation Committee does not intend to grant similar, special grants to the same employees during the performance period. The impact from these special awards is excluded from metrics that management uses to assess the Company’s performance.
(2)
The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change		Year to Date Ended		% Change
	6/30/2024	6/30/2023	B/(W)		6/30/2024	6/30/2023	B/(W)
Reconciliation of Operating Profit to Core Operating Profit
Operating profit	$266	$257	4		$640	$673	(5)
Special Items, Operating Profit	—	2			—	5
Adjusted Operating Profit	$266	$259	3		$640	$678	(6)
Items Affecting Comparability
Temporary relief from landlords(1)	—	(2)			—	(10)
Temporary relief from government agencies(2)	—	(1)			—	(3)
VAT deductions(3)	—	(9)			—	(28)
Amortization of reacquired franchise rights(4)	—	—			—	2
F/X impact	9	—			31	—
Core Operating Profit	$275	$247	12		$671	$639	5
Total revenues	2,679	2,654	1		5,637	5,571	1
F/X impact	85	—			239	—
Total revenues, excluding the impact of F/X	$2,764	$2,654	4		$5,876	$5,571	5
Core OP margin	10.0%	9.3%	0.7	ppts.	11.4%	11.5%	(0.1)	ppts.

(1)
In relation to the effects of the COVID-19 pandemic, the Company was granted lease concessions from landlords. The lease concessions were primarily in the form of rent reduction over the period of time when the Company’s restaurant business was adversely impacted. Such concessions were primarily recognized as a reduction of Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statement of Income in the period the concession was granted.
(2)
In relation to the effects of the COVID-19 pandemic, the Company received government subsidies for employee benefits and providing training to employees. The temporary relief was primarily recognized as a reduction to Payroll and employee benefits within Company restaurant expenses included in the Condensed Consolidated Statement of Income.
(3)
Pursuant to the tax policy issued by relevant government authorities, general VAT taxpayers in certain industries that meet certain criteria are allowed to claim an additional 10% or 15% input VAT, which will be used to offset their VAT payables. This VAT policy was further extended to December 31, 2023 but the additional deduction was reduced to 5% or 10% respectively. VAT deductions were primarily recorded as a reduction to Food and paper and Occupancy and other operating expenses within Company restaurant expenses included in the Condensed Consolidated Statements of Income. Such preferential policy was not extended in 2024.
(4)
As a result of the acquisition of our previously unconsolidated joint ventures of Hangzhou KFC, Suzhou KFC and Wuxi KFC, $66 million, $61 million and $61 million of the purchase price were allocated to intangible assets related to reacquired franchise rights, respectively, which were amortized over the remaining franchise contract period of 1 year, 2.4 years and 5 years, respectively. The reacquired franchise rights were fully amortized as of March 31, 2023. The amortization was recorded in Other (Income) Expenses, net included in the Condensed Consolidated Statements of Income.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,983	$530	$15	$—	$—	$2,528
Franchise fees and income	16	2	4	—	—	22
Revenues from transactions with franchisees(2)	12	1	16	67	—	96
Other revenues	3	7	144	16	(137)	33
Total revenues	$2,014	$540	$179	$83	$(137)	$2,679
Company restaurant expenses	1,663	460	14	—	—	2,137
General and administrative expenses	60	27	10	36	—	133
Franchise expenses	8	1	—	—	—	9
Expenses for transactions with franchisees(2)	11	1	14	66	—	92
Other operating costs and expenses	2	6	142	16	(137)	29
Closures and impairment expenses, net	6	5	2	—	—	13
Total costs and expenses, net	1,750	500	182	118	(137)	2,413
Operating Profit (Loss)	$264	$40	$(3)	$(35)	$—	$266

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Quarter Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$264	$40	$(3)	$(35)	$—	$266
Less:
Franchise fees and income	16	2	4	—	—	22
Revenues from transactions with franchisees(2)	12	1	16	67	—	96
Other revenues	3	7	144	16	(137)	33
Add:
General and administrative expenses	60	27	10	36	—	133
Franchise expenses	8	1	—	—	—	9
Expenses for transactions with franchisees(2)	11	1	14	66	—	92
Other operating costs and expenses	2	6	142	16	(137)	29
Closures and impairment expenses, net	6	5	2	—	—	13
Restaurant profit	$320	$70	$1	$—	$—	$391
Company sales	1,983	530	15	—	—	2,528
Restaurant margin %	16.2%	13.2%	5.9%	N/A	N/A	15.5%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Quarter Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$264	$40	$(3)	$(35)	$—	$266
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$264	$40	$(3)	$(35)	$—	$266
F/X impact	9	1	—	(1)	—	9
Core Operating Profit (Loss)	$273	$41	$(3)	$(36)	$—	$275

	Quarter Ended 6/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$1,954	$546	$17	$—	$—	$2,517
Franchise fees and income	15	2	4	—	—	21
Revenues from transactions with franchisees(2)	11	1	17	60	—	89
Other revenues	4	5	144	10	(136)	27
Total revenues	$1,984	$554	$182	$70	$(136)	$2,654
Company restaurant expenses	1,616	479	18	—	—	2,113
General and administrative expenses	67	30	10	46	—	153
Franchise expenses	7	1	1	—	—	9
Expenses for transactions with franchisees(2)	9	1	15	59	—	84
Other operating costs and expenses	4	4	142	10	(136)	24
Closures and impairment expenses, net	8	4	2	—	—	14
Total costs and expenses, net	1,711	519	188	115	(136)	2,397
Operating Profit (Loss)	$273	$35	$(6)	$(45)	$—	$257

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Quarter Ended 6/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$273	$35	$(6)	$(45)	$—	$257
Less:
Franchise fees and income	15	2	4	—	—	21
Revenues from transactions with franchisees(2)	11	1	17	60	—	89
Other revenues	4	5	144	10	(136)	27
Add:
General and administrative expenses	67	30	10	46	—	153
Franchise expenses	7	1	1	—	—	9
Expenses for transactions with franchisees(2)	9	1	15	59	—	84
Other operating costs and expenses	4	4	142	10	(136)	24
Closures and impairment expenses, net	8	4	2	—	—	14
Restaurant profit (loss)	$338	$67	$(1)	$—	$—	$404
Company sales	1,954	546	17	—	—	2,517
Restaurant margin %	17.3%	12.4%	(9.6)%	N/A	N/A	16.1%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Quarter Ended 6/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$273	$35	$(6)	$(45)	$—	$257
Special Items, Operating Profit	—	—	—	2	—	2
Adjusted Operating Profit (Loss)	$273	$35	$(6)	$(43)	$—	$259
Items Affecting Comparability
Temporary relief from landlords	(2)	—	—	—	—	(2)
Temporary relief from government agencies	(1)	—	—	—	—	(1)
VAT deductions	(7)	(1)	(1)	—	—	(9)
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$263	$34	$(7)	$(43)	$—	$247

	Year to Date Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$4,176	$1,117	$29	$—	$—	$5,322
Franchise fees and income	34	4	9	—	—	47
Revenues from transactions with franchisees(2)	26	2	36	139	—	203
Other revenues	8	12	308	31	(294)	65
Total revenues	$4,244	$1,135	$382	$170	$(294)	$5,637
Company restaurant expenses	3,434	974	31	—	(1)	4,438
General and administrative expenses	121	54	20	78	—	273
Franchise expenses	17	2	—	—	—	19
Expenses for transactions with franchisees(2)	23	2	33	138	—	196
Other operating costs and expenses	6	11	304	30	(293)	58
Closures and impairment expenses, net	7	5	2	—	—	14
Other expenses (income), net	—	—	—	(1)	—	(1)
Total costs and expenses, net	3,608	1,048	390	245	(294)	4,997
Operating Profit (Loss)	$636	$87	$(8)	$(75)	$—	$640

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Year to Date Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$636	$87	$(8)	$(75)	$—	$640
Less:
Franchise fees and income	34	4	9	—	—	47
Revenues from transactions with franchisees(2)	26	2	36	139	—	203
Other revenues	8	12	308	31	(294)	65
Add:
General and administrative expenses	121	54	20	78	—	273
Franchise expenses	17	2	—	—	—	19
Expenses for transactions with franchisees(2)	23	2	33	138	—	196
Other operating costs and expenses	6	11	304	30	(293)	58
Closures and impairment expenses, net	7	5	2	—	—	14
Other expenses (income), net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$742	$143	$(2)	$—	$1	$884
Company sales	4,176	1,117	29	—	—	5,322
Restaurant margin %	17.8%	12.8%	(11.1)%	N/A	N/A	16.6%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Year to Date Ended 6/30/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$636	$87	$(8)	$(75)	$—	$640
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$636	$87	$(8)	$(75)	$—	$640
F/X impact	29	4	—	(2)	—	31
Core Operating Profit (Loss)	$665	$91	$(8)	$(77)	$—	$671

	Year to Date Ended 6/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$4,120	$1,137	$32	$—	$—	$5,289
Franchise fees and income	32	4	10	—	—	46
Revenues from transactions with franchisees(2)	21	2	36	123	—	182
Other revenues	9	8	306	20	(289)	54
Total revenues	$4,182	$1,151	$384	$143	$(289)	$5,571
Company restaurant expenses	3,301	986	36	—	(1)	4,322
General and administrative expenses	135	59	21	101	—	316
Franchise expenses	16	2	1	—	—	19
Expenses for transactions with franchisees(2)	18	2	33	122	—	175
Other operating costs and expenses	8	7	303	18	(288)	48
Closures and impairment expenses, net	9	5	3	—	—	17
Other expenses (income), net	2	—	—	(1)	—	1
Total costs and expenses, net	3,489	1,061	397	240	(289)	4,898
Operating Profit (Loss)	$693	$90	$(13)	$(97)	$—	$673

Reconciliation of GAAP Operating Profit to Restaurant Profit

	Year to Date Ended 6/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$693	$90	$(13)	$(97)	$—	$673
Less:
Franchise fees and income	32	4	10	—	—	46
Revenues from transactions with franchisees(2)	21	2	36	123	—	182
Other revenues	9	8	306	20	(289)	54
Add:
General and administrative expenses	135	59	21	101	—	316
Franchise expenses	16	2	1	—	—	19
Expenses for transactions with franchisees(2)	18	2	33	122	—	175
Other operating costs and expenses	8	7	303	18	(288)	48
Closures and impairment expenses, net	9	5	3	—	—	17
Other expenses (income), net	2	—	—	(1)	—	1
Restaurant profit (loss)	$819	$151	$(4)	$—	$1	$967
Company sales	4,120	1,137	32	—	—	5,289
Restaurant margin %	19.9%	13.3%	(15.1)%	N/A	N/A	18.3%

Reconciliation of GAAP Operating Profit to Core Operating Profit

	Year to Date Ended 6/30/2023
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$693	$90	$(13)	$(97)	$—	$673
Special Items, Operating Profit	—	—	—	5	—	5
Adjusted Operating Profit (Loss)	$693	$90	$(13)	$(92)	$—	$678
Items Affecting Comparability
Temporary relief from landlords	(9)	(1)	—	—	—	(10)
Temporary relief from government agencies	(3)	—	—	—	—	(3)
VAT deductions	(24)	(3)	(1)	—	—	(28)
Amortization of reacquired franchise rights	2	—	—	—	—	2
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$659	$86	$(14)	$(92)	$—	$639

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.